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                                                                   Exhibit 10.04

                               CORIXA CORPORATION




                         COMMON STOCK PURCHASE AGREEMENT




                                DECEMBER 11, 1998




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                               CORIXA CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT

        This Common Stock Purchase Agreement (this "Agreement") is made as of the 11th day of December 1998 by and among Corixa Corporation, a Delaware corporation ("Corixa"), and the investors listed on Exhibit A attached hereto (each a "Purchaser," and together the "Purchasers").


                                    RECITALS

        A. Corixa, Yakima Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Corixa ("Merger Sub"), and Anergen, Inc., a Delaware corporation ("Anergen"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of December 11, 1998, pursuant to which Merger Sub will merge (the "Merger") with and into Anergen with Anergen surviving the Merger as a wholly-owned subsidiary of Corixa.

        B. Conditioned upon, and effective immediately after, the effectiveness of the Merger, the Purchasers have agreed to purchase $1,500,000 of common stock, $0.001 par value per share, of Corixa ("Corixa Common Stock") at a purchase price equal to the closing price of Corixa Common Stock as reported on the Nasdaq National Market System ("Nasdaq") (i) on the respective dates of the Bridge Notes (as defined below) with respect to Corixa Common Stock purchased as a result of the conversion of the Bridge Notes and (ii) on the date of such purchase with respect to Corixa Common Stock purchased with cash consideration (the "Private Placement").

        C. Pursuant to that certain Note Purchase Agreement dated as of December 11, 1998 by and among Anergen and the Purchasers (the "Note Agreement"), the Purchasers have agreed to provide Anergen with bridge loans in an amount of up to $1,500,000 (the "Bridge Notes").

        D. The Bridge Notes are convertible into shares of Corixa Common Stock at a price per share equal to the closing price of Corixa Common Stock as reported on Nasdaq on the respective dates of the Bridge Notes.

                                    AGREEMENT

        The parties hereby agree as follows:

        1.      PURCHASE AND SALE OF COMMON STOCK.

                1.1     SALE AND ISSUANCE OF COMMON STOCK.

                        (a) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase from Corixa at the Closing, and Corixa agrees to sell and issue to each Purchaser at the Closing, that number of shares of Common Stock calculated as set forth below at a purchase price per share calculated as set forth below (the "Purchase Price"). The shares of Corixa Common Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock."

                        (b) The aggregate purchase price of the Stock shall be One Million Five Hundred Thousand Dollars ($1,500,000), payable to Corixa by the Purchasers via (i) surrender for


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cancellation of the Bridge Notes and (ii) cash in an amount equal to $1,500,000 minus the amount of the Bridge Notes, if any:

                                (A)     For shares of Stock purchased through
surrender of the Bridge Notes (1) the Purchase Price for such shares shall be equal to the closing price of Corixa Common Stock as reported on Nasdaq on the respective dates of the Bridge Notes and (2) the number of shares of Stock issuable hereunder shall be equal to the principal of the Bridge Notes outstanding as of the date of the Closing divided by the Purchase Price;

                                (B)     For shares of Stock, if any, purchased
for cash, the Purchase Price for such shares shall be equal to the closing price of Corixa Common Stock as reported on Nasdaq on the closing date of the purchase and sale of the Stock pursuant to this Agreement (the "Closing").

                1.2     CLOSING; DELIVERY.

                        (a) The Closing shall take place at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington, on January ___, 1999, or at such other time and place as Corixa and the Purchasers mutually agree upon, orally or in writing.

                        (b) At the Closing, Corixa shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the Purchase Price therefor by surrender of the Bridge Notes and/or or in cash by check payable to Corixa or by wire transfer to Corixa's bank account, as applicable.

        2. REPRESENTATIONS AND WARRANTIES OF CORIXA. Corixa hereby represents and warrants to the Purchasers, subject to the exceptions specifically disclosed in writing in the Disclosure Schedule attached hereto as Exhibit B, as follows:

                2.1     Organization of Corixa.

                        (a) Corixa (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and
(iii) except as would not be material to Corixa, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

                        (b) Corixa has delivered or made available to the Purchasers a true and correct copy of the certificate of incorporation and bylaws of Corixa, each as amended to date, and each such instrument is in full force and effect. Neither Corixa nor any of its subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing instruments.

                2.2 Corixa Capital Structure. The authorized capital stock of Corixa consists of forty million (40,000,000) shares of Common Stock, One-Tenth of One Cent ($0.001) par value per share, of which there were twelve million nine hundred sixty thousand six hundred forty (12,960,640) shares issued and outstanding as of December 2, 1998, and ten million (10,000,000) shares of Preferred Stock, One-Tenth of One Cent ($0.001) par value per share, none of which shares is issued and outstanding. All outstanding shares of Corixa Common Stock are duly authorized, validly issued, fully paid and


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nonassessable and are not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of Corixa or any agreement or document to which Corixa is a party or by which it is bound. As of December 2, 1998, Corixa had reserved an aggregate of two million seven hundred thirty-nine thousand two hundred eight (2,739,208) shares of Corixa Common Stock, net of exercises, for issuance under the Corixa Corporation 1994 Amended and Restated Stock Option Plan (the "Corixa Stock Option Plan"), the Corixa Corporation Directors' Stock Option Plan (the "Corixa Directors' Plan"), and the Corixa Corporation 1997 Employee Stock Purchase Plan (the "Corixa ESPP", and together with the Corixa Stock Option Plan and the Corixa's Directors' Plan, the "Corixa Plans"). As of December 2, 1998, Corixa had reserved two million three hundred sixty-four thousand two hundred eight (2,364,208) shares of Corixa Common Stock for issuance to employees, directors and consultants pursuant to the Corixa Stock Option Plan, of which two hundred seventy-six thousand eight hundred twenty-nine (276,829) shares have been issued pursuant to option exercises, and one million four hundred two thousand five hundred sixty-nine (1,402,569) shares are subject to outstanding, unexercised options. As of December 2, 1998, Corixa had reserved two hundred fifty-nine thousand (259,000) shares of Corixa Common Stock for issuance to directors pursuant to the Corixa Directors' Plan, of which sixty thousand (60,000) are subject to outstanding, unexercised options. As of December 2, 1998, Corixa had reserved one hundred twenty-five thousand (125,000) shares of Corixa Common Stock for issuance to employees pursuant to the Corixa ESPP, of which five thousand eight hundred eighty-seven (5,887) shares have been issued to employees. Other than as set forth in the Corixa Schedules or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Corixa is a party or by which Corixa is bound obligating Corixa to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Corixa or obligating Corixa to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                2.3     Authority; Reservation of Stock.

                        (a) Corixa has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of Corixa. This Agreement has been duly executed and delivered by Corixa and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a valid and binding obligation of Corixa, enforceable against Corixa in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Corixa does not, and the performance of this Agreement by Corixa will not, (i) conflict with or violate the certificate of incorporation or bylaws of Corixa,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Corixa or by which any of their respective properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Corixa's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or encumbrance on any of the material properties or assets of Corixa pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Corixa is a party or by which Corixa or any of its properties are bound or affected.

                        (b) No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required to be obtained or made by Corixa in connection with the execution and delivery of this Agreement or the consummation of the sale of the Stock except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be


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required under applicable federal, foreign and state securities (or related)
laws and the securities laws of any foreign country.

                        (c) The Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable.

                2.4     SEC Filings; Corixa Financial Statements.

                        (a) Corixa has filed all forms, reports and documents required to be filed by Corixa with the SEC since January 1, 1997, and has made available to the Purchasers such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Corixa may file subsequent to the date hereof) are referred to herein as the "Corixa SEC Reports." As of their respective dates, the Corixa SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Corixa SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Corixa's subsidiaries is required to file any forms, reports or other documents with the SEC.

                        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Corixa SEC Reports (the "Corixa Financials"), including any Corixa SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Corixa and its subsidiaries as at the respective dates thereof and the consolidated results of Corixa's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Corixa contained in Corixa SEC Reports as of December 31, 1997, is hereinafter referred to as the "Corixa Balance Sheet."

                2.5 Absence of Certain Changes or Events. Since the date of the Corixa Balance Sheet there has not been any Material Adverse Effect on Corixa. For purposes of this Agreement, the term "Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of Corixa and its subsidiaries taken as a whole, except for those changes, events, violations, inaccuracies, circumstances and effects that (i) are caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity competes as a whole, which conditions do not affect such entity in a disproportionate manner, or (ii) are related to or result from announcement or pendency of the Merger.

                2.6 Valid Issuance. The Stock to be issued hereunder, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.


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        3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser
hereby represents and warrants to Corixa that:

                3.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

                3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to Corixa, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. The Purchaser has not been formed for the specific purpose of acquiring the Stock.

                3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss Corixa's business, management, financial affairs and the terms and conditions of the offering of the Stock with Corixa's management and has had an opportunity to review Corixa's facilities. The Purchaser understands that such discussions, as well as the Business Plan and any other written information delivered by Corixa to the Purchaser, were intended to describe the aspects of Corixa's business which it believes to be material.

                3.4 RESTRICTED SECURITIES. The Purchaser understands that the Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the shares of Stock are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Corixa has no obligation to register or qualify the Stock for resale except as set forth in Section 4 hereof. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to Corixa which are outside of the Purchaser's control, and which Corixa is under no obligation and may not be able to satisfy.

                3.5 LEGENDS. The Purchaser understands that the Stock and any securities issued in respect of or exchange for the Stock, may bear one or all of the following legends:

                        (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED


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WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF
COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                        (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                3.6 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                3.7 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

        4. REGISTRATION RIGHTS. Corixa and the Purchasers covenant and agree as follows:

                4.1     DEFINITIONS. For purposes of this Section 4:

                        (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means the shares of Stock issued and sold hereunder; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been
(A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

                        (d) The term "Form S-1" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

                        (e) The term "SEC" means the Securities and Exchange Commission; and

                4.2 FORM S-3 REGISTRATION. Corixa will use reasonable best efforts to effect a registration on Form S-3 and any related qualification or compliance with respect to all of the Registrable Securities owned by the Purchasers within one hundred twenty (120) days of the date of the Closing;


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provided, however, that Corixa shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2: (i) if Form S-3 is not available for such offering by the Purchasers; or (ii) if Corixa shall furnish to the Purchasers a certificate signed by the President of Corixa stating that in the good faith judgment of the board of directors or Corixa, it would be seriously detrimental to Corixa and its stockholders for such Form S-3 Registration to be effected at such time, in which event Corixa shall have the right to defer the filing of the Form S-3 registration statement until no more than one hundred eighty (180) days after the date of the Closing.

                4.3 FORM S-1 REGISTRATION. If the Company is unable to effect a registration statement pursuant to Section 4.2 because Form S-3 is unavailable for an offering by the Purchasers, the Company shall use its best efforts to effect a registration on Form S-1 within one hundred twenty (120) days of the date of the Closing; provided, however, that Corixa shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3 if Corixa shall furnish to the Purchasers a certificate signed by the President of Corixa stating that in the good faith judgment of the board of directors or Corixa, it would be seriously detrimental to Corixa and its stockholders for such Form S-1 Registration to be effected at such time, in which event Corixa shall have the right to defer the filing of the Form S-1 registration statement until no more than one hundred eighty (180) days after the date of the Closing.

                4.4 OBLIGATIONS OF CORIXA. Corixa shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement on Form S-3 or Form S-1 (as provided in Sections 4.2 and 4.3) with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Purchasers of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days;

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days;

                        (c) Furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided, however, that Corixa shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                        (e) Notify each Purchaser of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days;


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                        (f)     Cause all such Registrable Securities registered
pursuant hereunder to be listed on Nasdaq;

                        (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

                        (h) Use its best efforts to furnish, at the request of any Purchaser requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 4, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Corixa for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchasers requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of Corixa, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Purchasers requesting registration of Registrable Securities.

                4.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of Corixa to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Purchaser that such Purchaser shall furnish to Corixa such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Purchaser's Registrable Securities.

                4.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration made pursuant to this Section 4, excluding underwriting discounts or commissions and brokerage fees, but including (without limitation) all registration, filing, qualification, printers' and accounting fees, fees and disbursements for one counsel to the Purchasers and fees and disbursements of counsel for Corixa shall be borne by Corixa. Any underwriters' discounts or commissions and brokerage fees associated with Registrable Securities, shall be borne pro rata by the Purchasers.

                4.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 4:

                        (a) To the extent permitted by law, Corixa will indemnify and hold harmless each Purchaser, its officers and directors, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Corixa of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the


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
Exchange Act or any state securities law; and Corixa will pay to each such Purchaser, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Corixa (which consent shall not be unreasonably withheld), nor shall Corixa be liable to any Purchaser, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Purchaser will indemnify and hold harmless Corixa, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Corixa within the meaning of the Securities Act, any underwriter, any other Purchaser selling securities in such registration statement and any controlling person of any such underwriter or other Purchaser, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser expressly for use in connection with such registration; and each such Purchaser will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 4.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 4.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided, however, that in no event shall any indemnity under this subsection 4.7(b) exceed the net proceeds from the offering received by such Purchaser, except in the case of willful fraud by such Purchaser.

                        (c) Promptly after receipt by an indemnified party under this Section 4.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.7.

                        (d)     If the indemnification provided for in this
Section 4.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Purchaser under this Subsection 4.7(d) exceed the net proceeds from the offering received by such Purchaser, except in the case of willful fraud by such Purchaser. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of Corixa and Purchasers under this Section 4.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

                4.8 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of Corixa to the public without registration or pursuant to a registration on Form S-3, Corixa agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by Corixa for the offering of its securities to the general public so long as Corixa remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Purchasers to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by Corixa for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of Corixa under the Securities Act and the Exchange Act; and

                        (d) furnish to any Purchaser, so long as the Purchaser owns any Registrable Securities, forthwith upon request (i) a written statement by Corixa that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by Corixa), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Corixa and such other reports and documents so filed by Corixa and (iii) such other information as may be reasonably requested in availing any Purchaser of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                4.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Corixa to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by a Purchaser to a transferee or assignee of at least 50,000 shares of such securities, provided Corixa is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 4.

                4.10 TERMINATION OF REGISTRATION RIGHTS. If Corixa is unable to file an S-3 or S-1 registration statement within one year from the date of this Agreement due to the Purchasers' failure to cooperate with Corixa or to otherwise satisfy their obligations to Corixa pursuant to this Section 4, Corixa shall have no further obligation to effect any registration pursuant to this
Section 4.

        5. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to Corixa under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Corixa contained in Section 2, as modified by the Corixa Schedules, shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

                5.2 PERFORMANCE. Corixa shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                5.3 COMPLIANCE CERTIFICATE. The President of Corixa shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

                5.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                5.5 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for Corixa, an opinion, dated as of the Closing, in substantially the form attached as Exhibit C.

                5.6 EFFECTIVENESS OF THE MERGER. The Merger shall have become effective.

        6. CONDITIONS OF CORIXA'S OBLIGATIONS AT CLOSING. The obligations of Corixa to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

                6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

                6.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

                6.4 EFFECTIVENESS OF THE MERGER. The Merger shall have become effective.

        7.      MISCELLANEOUS.

                7.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of Corixa and the Purchasers contained in or made pursuant to this Agreement shall not survive the Closing.

                7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                7.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and (a) if to Corixa, with a copy to Venture Law Group, Attn: William W. Ericson, 4750 Carillon Point, Kirkland, Washington

98033 or (b) if to the Purchasers, with a copy to Wilson, Sonsini, Goodrich & Rosati, Attn: Barry Taylor, 650 Page Mill Road, Palo Alto, California, 94304.

                7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless Corixa from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. Corixa agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Corixa or any of its officers, employees or representatives is responsible.

                7.8 ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of Corixa and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and Corixa.

                7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                7.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                7.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

                7.13 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder; provided that this Section 7.13 shall not apply to any information that: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. The provisions of this Section 7.13 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

                7.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than Corixa and its officers and directors, in making its investment or decision to invest in Corixa. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Stock.


                            [Signature Pages Follow]

        The parties have executed this Common Stock Purchase Agreement as of the date first written above.

                                      COMPANY:

                                      CORIXA CORPORATION


                                      By:  ____________________________________

                                      Name:  __________________________________
                                                         (print)
                                      Title:  _________________________________


                                      Address:      1124 Columbia Street
                                                    Suite 200
                                                    Seattle, WA 98104


                                      PURCHASERS:

                                      WARBURG, PINCUS VENTURES L.P.


                                      By: Warburg, Pincus & Co.,
                                             its general partner

                                      Name:  __________________________________
                                                         (print)
                                      Title:  _________________________________


                                      INTERNATIONAL BIOTECHNOLOGY TRUST PLC


                                      By:  ____________________________________

                                      Name:  __________________________________
                                                         (print)
                                      Title:  _________________________________


                      SIGNATURE PAGE TO CORIXA CORPORATION
                        COMMON STOCK PURCHASE AGREEMENT

                                    EXHIBITS


        Exhibit A -       Schedule of Purchasers

        Exhibit B -       Disclosure Schedule

                                    EXHIBIT A



                             SCHEDULE OF PURCHASERS

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, NY  10017

International Biotechnology Trust plc
c/o Rothschild Asset Management Limited
St. Swithin's Lane
London, EC4N 8NR England

                                   EXHIBIT B

                               CORIXA CORPORATION

                               DISCLOSURE SCHEDULE

                                       TO

                         COMMON STOCK PURCHASE AGREEMENT

        This Disclosure Schedule is made and given as of December 11, 1998 pursuant to Section 2 of the Common Stock Purchase Agreement among Corixa Corporation, a Delaware corporation ("Corixa") and the investors listed on Exhibit A attached thereto (the "Agreement"). The section numbers in this Disclosure Schedule correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Disclosure Schedule as when used in the Agreement unless the context otherwise requires.

Section 2.2

        1. Warrant to purchase up to 151,515 shares of Corixa Common Stock at an exercise price of $6.60 per share dated April 9, 1996 issued to Vaxcel, Inc.

        2. Warrant to purchase up to 75,757 shares of Corixa Common Stock at an exercise price of $0.001 per share dated May 22, 1996 issued to Southern Research Institute.

        3. Warrant to purchase up to 1,242 shares of Corixa Common Stock at an exercise price of $6.60 per share dated August 6, 1996 issued to Victor Elmaleh.

        4. Warrant to purchase up to 1,846 shares of Corixa Common Stock at an exercise price of $6.60 per share dated August 6, 1996 issued to Steven A. Stone.

        5. There are outstanding warrants to purchase up to 454,533 shares of Corixa Common Stock at an exercise price of $9.90 per share that were issued on May 10, 1996 to individuals and entities who are currently stockholders of Corixa.

        6. Commitment to issue 15,151 shares of Corixa Common Stock to Dana-Farber Cancer Institute, Inc. ("Dana-Farber") upon Dana-Farber achieving certain milestones pursuant to that certain Licensing Agreement dated as of January 1, 1995 between Corixa and Dana-Farber.

        7. Commitment to issue 4,545 shares of Corixa Common Stock to Southern Research Institute pursuant to that certain License Agreement dated as of May 22, 1996, as amended, (the "SRI License Agreement") on June 30 of each calendar year, for so long as Corixa maintains the option to negotiate an exclusive worldwide license to the licensed products, as set forth in Section
4.4 of the SRI License Agreement.

        8. Commitment to issue 3,029 shares of Corixa Common Stock to Washington University of St. Louis on each anniversary of the execution date for each of the first three years of that certain License Agreement dated as of August 20, 1996 between Corixa and Washington University.

        9. Pursuant to the Multi-Field Vaccine Discovery Collaboration and License Agreement between the Corixa and SmithKline Beecham plc ("SKB") dated September 1, 1998 (the "SKB Agreement"), SKB purchased [***] shares of Corixa Common Stock on November 30, 1998 for a total purchase price of $2,500,000. Corixa also has a call option exercisable at any time between September 1, 1999 and September 1, 2001 to require SKB to purchase $2,500,000 of Corixa Common Stock at a [***] premium over fair market value. Furthermore, SKB has an option exercisable on September 1, 2003 to require Corixa to either repay its outstanding $5,000,000 credit line or convert the credit line into shares of Corixa Common Stock at a [***] premium over fair market value.

        10. During the term of a consulting agreement entered into between Corixa and Dr. Fisher (the "Fisher Consulting Agreement"), Corixa is obligated to grant certain stock options to Dr. Fisher. At the first meeting of the Corixa Board of Directors following each of the first anniversary and second anniversary of the effective date of the consulting agreement, provided that the Fisher Consulting Agreement has not been terminated, Corixa will grant to Dr. Fisher an option to purchase 12,000 shares of Corixa Common Stock.

Section 2.5

        1. In April 1998, Corixa announced that it had entered into an agreement to terminate its Research Collaboration and License Agreement with CellPro, Incorporated ("CellPro"), pursuant to which Corixa and CellPro collaborated in the field of ex vivo adoptive immunotherapy of cancer. All of Corixa's rights in this field have been returned to Corixa, and Corixa currently intends to pursue additional partnerships in this field. Corixa does not anticipate the termination of this Agreement to have a Material Adverse Effect on Corixa.


[***] indicates confidential treatment for omitted text has been requested.



                                      -2-